UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2016

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 25, 2016, Universal Truckload Services, Inc. (the Company) issued a press release announcing the Company's financial and operating results for the thirteen weeks and year ended December 31, 2015, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01 OTHER EVENTS.

On February 25, 2016, the Company issued a press release announcing that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share of common stock.  The dividend is payable to the Company's shareholders of record at the close of business on March 7, 2016, and is expected to be paid on March 17, 2016.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On February 24, 2016, the Company entered into a restricted stock bonus award agreement (the “Agreement”) with Jeff Rogers, the chief executive officer of the Company. Under the Agreement, Mr. Rogers was issued 10,000 shares of restricted common stock of the Company pursuant to the Company’s 2014 Amended and Restated Stock Incentive Plan. The Agreement provides that 25% of the restricted shares vested on the date of the grant, and the remaining 7,500 restricted shares will vest in three equal increments of 2,500 restricted shares on March 5 in 2017, 2018 and 2019, subject to Mr. Rogers’ continued service with the Company through such dates.

The foregoing summary of the Agreement is qualified in its entirety by reference to the actual Agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Restricted Stock Bonus Award Agreement dated as of February 24, 2016 by and between Universal Truckload Services, Inc. and Jeff Rogers.
99.1	Press Release dated February 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: February 25, 2016	/s/ David A. Crittenden
David A. Crittenden
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1 99.1	Restricted Stock Bonus Award Agreement dated as of February 24, 2016 by and between Universal Truckload Services, Inc. and Jeff Rogers. Press Release dated February 25, 2016.